FOR IMMEDIATE RELEASE
For additional information, contact:
Scott A. Swain (850) 219-7350
 Senior Vice President & Chief Financial Officer

Sunshine Savings Bank Announces Filing of Application to Convert
 to a Florida State-Chartered Commercial Bank
TALLAHASSEE, FL – July 10, 2015, Sunshine Financial, Inc. (OTCBB: SSNF), the holding company for Sunshine Savings Bank (the "Bank"), today announced that the Bank has submitted an application to the Florida Office of Financial Regulation ("OFR") to convert its charter from a federally-chartered savings bank to a Florida-chartered commercial bank.
As a federal savings bank, the Bank's primary regulator is the Office of the Comptroller of the Currency ("OCC"), headquartered in Washington, D.C.  Following conversion, the Bank's primary regulator will be the OFR, with additional federal oversight provided by the Federal Deposit Insurance Corporation ("FDIC").  The Federal Reserve Board will continue to be the primary banking regulator for Sunshine Financial, Inc.
Louis O. Davis, President and Chief Executive Officer of Sunshine Financial, Inc. and the Bank, commented, "While we have a very good relationship with the OCC, as a community-based bank committed to serving the banking needs of the Tallahassee metropolitan market area, the Board of Directors and Management believe that having a primary regulator that is focused on the needs and challenges of a Florida bank is appropriate.  Moreover, we believe that a more local, regional primary regulator with a better understanding of the environment in which we operate will be conducive to enhanced responsiveness in the Institution's regulatory matters."
Davis also said that the conversion will provide regulatory cost savings for the Bank.
Ben F. Betts, Chairman of the Board, stated, "The Board believes that this charter change is in the best interests of Sunshine Financial, Inc., the Bank, our customers and the communities we serve because it is consistent with and promotes our community banking focus.  The conversion to a state charter will not affect the Bank's customers in any way.  Depositors will continue to have full protection of the FDIC."
Subject to receiving the necessary regulatory approvals, the conversion is expected to be completed in the 4th quarter of calendar year 2015.  Upon completion of the conversion, the Bank's name will be changed to Sunshine Community Bank.
Sunshine Financial, Inc. is the holding company of Sunshine Savings Bank.  Sunshine Savings Bank is a community bank that operates six full-service branch offices in the Tallahassee, Florida metropolitan area.
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Forward-looking Statements: Statements in this press release that are not historical facts may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements typically can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "intends", "will", "should", "anticipates", or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy.  Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects and unanticipated expenses related to the charter conversion of our banking subsidiary from a federal to a state charter; the effects of economic deterioration on current customers;  ineffectiveness of the business strategy due to changes in current or future market conditions; increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by Sunshine Financial, Inc. with the Securities and Exchange Commission.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.